Exhibit 99.77Q3-2



Registrant Name: American Century California Tax-Free and Municipal Funds

File Number 811-3706

Registrant CIK Number: 0000717316

The electronic format for filing FORM N-SAR does not provide adequate space for responding fully to Items 15, 72DD, 73A, 74U and 74V. The complete answers are as follows:

Item 15

Custodian:                                                      Sub-Custodian:
J.P. Morgan Chase & Company                             See Attachment A

Attachment A
a.Foreign Subcustodians:

Country                                                     Foreign Subcustodian

ARGENTINA

JPMorgan Chase Bank
Buenos Aires
AUSTRALIA

Australia and New Zealand Banking Group Ltd.
Melbourne
AUSTRIA

J.P. Morgan AG
Frankfurt
BAHRAIN

National Bank of Bahrain
Manama
BANGLADESH

Standard Chartered Bank
Dhaka
BELGIUM

J.P. Morgan AG
Frankfurt
BERMUDA

The Bank of Bermuda Limited
Hamilton
BOTSWANA

Barclays Bank of Botswana Limited
Gaborone
BRAZIL

"Citibank, N.A.."
Sao Paulo
BULGARIA

ING Bank N.V.
Sofia
CANADA

Royal Bank of Canada
Toronto


Royal Bank of Canada
Toronto
CHILE

"Citibank, N.A"
Santiago
CHINA - SHANGHAI

"Citibank, N.A."
New York
CHINA - SHENZHEN

JPMorgan Chase Bank
Hong Kong
COLOMBIA

Cititrust Colombia S.A. Sociedad Fiduciaria
Santa Fe de Bogota
CROATIA

Privredna banka Zagreb d.d.
Zagreb
CYPRUS

The Cyprus Popular Bank Ltd.
Nicosia
CZECH REPUBLIC

"Ceskoslovenska obchodni banka, a.s."
Prague
DENMARK

Nordea Bank Danmark A/S
Copenhagen
ECUADOR

"Citibank, N.A."
Quito
EGYPT

"Citibank, N.A."
Cairo
ESTONIA

Esti Uhispank
Tallinn
FINLAND

J.P. Morgan AG
Frankfurt
FRANCE

J.P. Morgan AG
Frankfurt


J.P. Morgan AG
Frankfurt
GERMANY

J.P. Morgan AG
Frankfurt
GHANA

Barclays Bank of Ghana Limited
Accra
GREECE

J.P. Morgan AG
Frankfurt
HONG KONG

JPMorgan Chase Bank
Hong Kong
HUNGARY

ING Bank Rt.
Budapest
ICELAND

Islandsbanki-FBA
Reykjavik
INDIA

The Hongkong and Shanghai Banking
Corporation Limited
Mumbai


Standard Chartered Bank
Mumbai
INDONESIA

The Hongkong and Shanghai Banking
Corporation Limited
Jakarta
IRELAND

J.P. Morgan AG
Frankfurt
ISRAEL

Bank Leumi le-Israel B.M.
Tel Aviv
ITALY

J.P. Morgan AG
Frankfurt
IVORY COAST

Societe Generale
Paris
JAMAICA

FirstCaribbean International Trust and Merchant Bank (Jamaica) Limited
Kingston
JAPAN

JPMorgan Chase Bank
Tokyo


JPMorgan Chase Bank
Tokyo
JORDAN

Arab Bank Plc
Amman
KAZAKHSTAN

ABN AMRO Bank Kazakhstan
Almaty
KENYA

Barclays Bank of Kenya Limited
Nairobi
LATVIA

Hansabanka
Riga
LEBANON

JPMorgan Chase Bank
New York
LITHUANIA

Vilniaus Bankas AB
Vilnius
LUXEMBOURG

J.P. Morgan AG
Frankfurt
MALAYSIA

HSBC Bank Malaysia Berhad
Kuala Lumpur
MALTA

HSBC Bank Malta p.l.c.
Valletta
MAURITIUS

The Hongkong and Shanghai Banking
Corporation Limited
Port Louis
MEXICO

"Banco J.P. Morgan, S.A."
"Mexico, D.F"


"Banco Nacional de Mexico, S.A."
"Mexico, D.F"
MOROCCO

Banque Commerciale du Maroc S.A.
Casablanca
NAMIBIA

Standard Bank of Namibia Limited
Windhoek
NETHERLANDS

J.P. Morgan AG
Frankfurt


J.P. Morgan AG
Frankfurt
NEW ZEALAND

National Bank of New Zealand
Wellington
*NIGERIA*

The Standard Bank of South Africa Limited
Johannesburg

NORWAY

Den norske Bank ASA
Oslo
OMAN

Oman Arab Bank
Muscat
PAKISTAN

"Citibank, N.A."
Karachi


Deutsche Bank AG
Karachi


Standard Chartered Bank
Karachi
PERU

Banco de Credito del Peru
Lima
PHILIPPINES

The Hongkong and Shanghai Banking
Corporation Limited
Manila
POLAND

Bank Rozwoju Eksportu S.A.
Warsaw
PORTUGAL

J.P. Morgan AG
Frankfurt
ROMANIA

ING Bank N.V.
Bucharest
*RUSSIA*

JPMorgan Chase Bank
New York
A/C JPMorgan Chase Bank London (USD NOSTRO Account)


JPMorgan Chase Bank
New York
A/C JPMorgan Chase Bank London (USD NOSTRO Account)

SINGAPORE

Oversea-Chinese Banking Corporation
Singapore
SLOVAK REPUBLIC

Vseobecno Uverova Banka S.A.
Bratislava
SLOVENIA

Bank Austria Creditanstalt d.d. Ljubljana
Ljubljana
SOUTH AFRICA

The Standard Bank of South Africa Limited
Johannesburg
SOUTH KOREA

The Hongkong and Shanghai Banking
Corporation Limited
Seoul


Standard Chartered Bank
Seoul
SPAIN

J.P. Morgan AG
Frankfurt
SRI LANKA

The Hongkong and Shanghai Banking
Corporation Limited
Colombo
SWEDEN

Svenska Handelsbanken
Stockholm
SWITZERLAND

UBS AG
Zurich
TAIWAN

JPMorgan Chase Bank
Taipei


The Hongkong and Shanghai Banking
Corporation Limited
Taipei
THAILAND

Standard Chartered Bank
Bangkok
TUNISIA

"Banque Internationale Arabe de Tunisie, S.A."
Tunis
TURKEY

JPMorgan Chase Bank
Istanbul
*UKRAINE*

ING Bank Ukraine
Kiev

U.A.E.

The National Bank of Abu Dhabi
Abu Dhabi
U.K.

National Westminster Bank
London
URUGUAY

"BankBoston, N.A"
Montevideo.
U.S.A.

JPMorgan Chase Bank
New York
VENEZUELA

"Citibank, N.A."
Caracas
VIETNAM

The Hongkong and Shanghai Banking
Corporation Limited
Ho Chi Minh City
ZAMBIA

Barclays Bank of Zambia Limited
Lusaka
ZIMBABWE

Barclays Bank of Zimbabwe Limited
Harare


Series Number:  5


72DD). 1. Total income dividends for which record date passed during the period
Investor Class               9520
2. Dividends for a second class of oepn-end company
shares
A Class                   -
B Class                   -
C Class                   -

73A) 1. Dividends from net investment income
Investor Class          $0.256
2. Dividends for a second class of open-end company shares
A Class                 $0.0394
B Class                 $0.0365
C Class                 $0.0394

74U).   1. Number of shares outstanding (000's omitted)
"Investor Class                  37,223"
2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
A Class                              -
B Class                              4
C Class                              -

74V).   1. Net asset value per share (to nearest cent)
Investor Class          $ 9.89
2.Net asset value per share of a second class of open-end company shares (to nearest cent)
A Class                 $  9.89
B Class                 $  9.89
C Class                 $  9.89